EXHIBIT 99.1

ANADIGICS ANNOUNCES THAT ITS BOARD OF DIRECTORS HAS DETERMINED THAT II-VI INCORPORATED'S PROPOSED AMENDMENT TO THE MERGER AGREEMENT, INCREASING ITS PER-SHARE OFFER PRICE TO $0.81, RENDERS PARTY B'S FEBRUARY 20, 2016 ACQUISITION PROPOSAL NO LONGER SUPERIOR

WARREN, N.J., February 23, 2016 — ANADIGICS, Inc. (Nasdaq: ANAD) (“ANADIGICS” or the “Company”) today announced that it received from II-VI Incorporated (“II-VI”) today a further revised set of proposed amendments and agreements (the “February 23, 2016 II-VI Proposed Amendment”) to the previously announced January 15, 2016 agreement and plan of merger pursuant to which an affiliate of II-VI has offered to acquire all of the outstanding shares of ANADIGICS common stock on a fully diluted basis for $0.66 per share net in cash, pursuant to an all-cash tender offer and second-step merger (the "II-VI Merger Agreement"). Among the proposed amended terms set forth in the February 23, 2016 II-VI Proposed Amendment is the increase from $0.66 to $0.81 of the per-share offer price set forth in the II-VI Merger Agreement and the extension of a loan to ANADIGICS, on the terms set forth in a proposed loan agreement submitted as part of the February 23, 2016 II-VI Proposed Amendment.

After consultation with its financial and legal advisors, the Company's Board of Directors has unanimously determined in good faith that the February 23, 2016 II-VI Proposed Amendment renders the Acquisition Proposal received by the Company on February 20, 2016 from the competing bidder that has been identified by the Company as Party B (the "February 20, 2016 Party B Proposed Merger Agreement") no longer a Superior Offer, as defined in the II-VI Merger Agreement. The Company's Board of Directors has directed the Company to enter into the February 23, 2016 II-VI Proposed Amendment, and all ancillary agreements, as promptly as practicable (as fully-executed, the "Second Amended II-VI Merger Agreement").

In accordance with the final stages of the auction process in which the Company has been engaged since November 2015 (the "Auction Process"), as set forth in the Company's February 22, 2016 announcement, the Company's Board of Directors will decline to consider a further amendment, if any, to the February 20, 2016 Party B Proposed Merger Agreement that is received by the Company after 11:59 p.m. New York City time on February 24, 2016. However, if Party B elects to deliver to the Company by 11:59 p.m. on February 24, 2016 a further amendment to the February 20, 2016 Party B Proposed Merger Agreement and the Company's Board of Directors, after consultation with its financial and legal advisors, determines in good faith that Party B's further amended Proposed Merger Agreement constitutes a Superior Offer, as defined in the II-VI Merger Agreement or the Second Amended II-VI Merger Agreement, as the case may be, II-VI shall be accorded a final two-business-day period in accordance with the II-VI Merger Agreement or the Second Amended II-VI Merger Agreement, as the case may be, by which to deliver to the Company a further proposed amendment to the II-VI Merger Agreement that it believes would cause Party B's further amended Proposed Merger Agreement to no longer constitute a Superior Offer. At the close of this two-business-day period, the Auction Process will terminate and the Company's Board of Directors will thereafter evaluate the final proposals received as of that date.

About ANADIGICS, Inc.

ANADIGICS, Inc. (NASDAQ: ANAD) (“ANADIGICS” or the “Company”) designs and manufactures innovative radio frequency (RF) solutions for the growing CATV infrastructure, small-cell, WiFi, and cellular markets. Headquartered in Warren, NJ, ANADIGICS offers RF products with exceptional reliability, performance and integration to deliver a unique competitive advantage to OEMs and ODMs for infrastructure and mobile applications. The Company’s award-winning solutions include line amplifiers, upstream amplifiers, power amplifiers, front-end ICs, front-end modules and other RF components. For more information, visit www.anadigics.com.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", "goal," "objective," "plan" or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause results to differ materially from those expressed or implied by such forward-looking statements. Further, all statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. We assume no obligation and do not intend to update these forward-looking statements, except as may be required by law. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and those discussed elsewhere herein.